QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.4

consent of independent chartered accountants

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 3, 2004 (except for note 9(d) which is as of February 13, 2004), in amendment No. 1 to the Registration Statement (Form S-1 No. 33-111435) and related Prospectus of JED Oil Inc. dated February 13, 2004.

Ernst & Young LLP

Calgary, Canada

February 13, 2004

Chartered Accountants

QuickLinks

consent of independent chartered accountants